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                                                                    Exhibit 24.1






 The Board of Directors
 Horrigan American Inc.

     We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm under the heading of "Experts" in the Registration Statement and Prospectus.




KPMG Peat Marwick LLP
March 16, 1995